Dick’s Sporting Goods Baron Funds Conference October 22, 2010 Exhibit 99.1

DICK’S SPORTING GOODS, INC. SAFE HARBOR STATEMENT
REGULATION G RECONCILIATIONS AVAILABLE ON OUR WEBSITE
Our presentation includes, and our response to various questions may include, “forward-looking statements” within the meaning of the Private Securities
Litigation Reform Act of 1995. Such statements relate to future events and expectations and involve known and unknown risks and uncertainties that may cause the Company’s actual results or actions to differ materially from those projected in the forward-looking statements. Those risks and uncertainties include, without limitation: the current financial downturn and its effect on consumer spending; changes in macro economic factors and market conditions, including the housing market and fuel costs, that impact the level of consumer spending for the types of merchandise sold by the Company; potential volatility in our stock price; the tightening of availability and higher costs associated with current and new sources of credit resulting from uncertainty in financial markets; the impact of the financial and economic downturn on our landlords and real estate developers of retail space, which may limit the availability of attractive store locations and the availability of retail store sites on terms acceptable to us; the cost of real estate and other items related to our stores; our inability to manage our growth, open new stores on a timely basis and expand successfully in new and existing markets; changes in consumer demand, the retailing environment and customer preferences and spending habits; competitive pressures; unauthorized disclosure of sensitive or confidential information; the impact of the current economic and financial downturn on our suppliers, vendors, distributors, manufacturers and their ability to maintain their inventory and production levels and provide us with sufficient quantities of products at acceptable prices; pricing and promotional activities of competitors; changes in law and regulation including with respect to consumer protection and labor; currency exchange rate fluctuations; serious disruption at our distribution or return facilities; impairment in the carrying value of goodwill or other acquired intangibles; weather conditions; litigation;
risks associated with relying on foreign sources of production; the loss of our key executives; risks relating to e-commerce; disruption of our current management information systems; and risks and costs associated with combining businesses and/or assimilating acquired companies. Known and unknown risks and uncertainties are more fully described in the Company's Annual Report on Form 10-K for the year ended January 30, 2010, as filed with the Securities and Exchange Commission (“SEC”) on March 18, 2010, and in other reports filed with the SEC. Our SEC filings, these slides and reconciliation information required pursuant to Regulation G, under the Securities and Exchange Act of 1934, as amended, can be found on the investor relations page on our website at www.dickssportinggoods.com.

FULL LINE SPORTING GOODS RETAILER Focused on the athlete and outdoor enthusiast.

FOUNDED IN 1948 By Dick Stack as a bait and tackle store.

DICK’S SPORTING GOODS ORIGINAL STORE LOCATION 453½ Court Street Binghamton, New York

NEW YORK – Binghamton – Vestal

1992 – RAISED $8,000,000 IN CAPITAL

THROUGH 1996 – RAISED ADDITIONAL $86,000,000 IN CAPITAL

DATE: October 16, 2002 PRICE: $3.00/Share (Split adjusted) CAPITAL RAISED: $27.9 Million COMMENTARY: One of the best performing 2002 IPO’s STORE COUNT: 141 Stores/25 States SALES: $1.27 Billion FY2002

DICK’S POSITION IN THE MARKETPLACE 2009 Consolidated Sales (in millions) Today, Dick’s is the largest full line sporting goods retailer in the country. * Source: Company filings

CONSISTENT STORE GROWTH (Dick’s Stores) Expect 26 New Stores in 2010 and approximately 34 new stores in 2011 Note: Acquired Galyan’s in July, 2004: 48 stores.

SOLID SALES GROWTH TRAJECTORY
Consolidated Sales ($ in billions)
Note: Acquired Galyan’s in July, 2004: 48 stores, $719 mil sales over the last twelve months ended April 2004. Acquired Golf Galaxy Feb. 13, 2007;
$275mil sales over the last twelve months ended Feb. 3, 2007.

NET INCOME FROM CONTINUING OPERATIONS
Consolidated Income ($ in millions)
EPS Guidance 2010 $1.46 to $1.49  /  21.7% to 24.2% increase over 2009*
* Reflects Company guidance provided on August 19, 2010. Guidance is non-gaap (excludes expected third quarter impact from the previously announced closure of 12 underperforming Golf
Galaxy stores). Although business conditions are subject to change, in accordance with the Company’s policy, this earnings guidance was effective at the date given and is not being updated until the Company publicly announces updated guidance.
Note: Acquired Galyan’s in July, 2004: 48 stores, $719 mil sales over the last twelve months ended April, 2004; results include impact of FSP APB 14-1 & exclude M&I costs, store closing costs & gain or loss on sale of investment. 2002, 2003, 2004 & 2005 PF includes stock option expensing. Acquired Golf Galaxy Feb. 13, 2007; $275mil sales over the last twelve months ended Feb. 3, 2007. See the Reg. G reconciliation on our web site under the IR tab.

TODAY’S STORE LOCATIONS 425 Dick’s Sporting Goods stores/42 states At the end of Q2 2010

TOMORROW’S FOOTPRINT 900+ store potential nationwide

BRANDS TOP RETAILER FOR MOST KEY BRANDS

NIKE FIELD HOUSE Dick’s is Nike’s key strategic apparel partner. Dick’s has more Nike shops than any other retailer.

COMMERCIALS 2 1 3 4 5 6

PRIVATE BRANDS Exclusive and award-winning brands and styles spanning hardlines, apparel and footwear. Positioning for each brand. Opportunity to increase penetration levels.

e-Commerce • Annual sales exceed $100,000,000 • Meaningful growth opportunity

Golf Galaxy • Annual sales in excess of $300,000,000 • 81 locations * * Based on expectations for FY2010.

445 Dick’s Sporting Goods stores generating over $4,300,000,000 in revenue* * Based on expectations for FY2010.

Dick’s Sporting Goods has significant growth opportunities in e-Commerce, Golf Galaxy and we can double Dick’s Sporting Goods store count in the U.S.